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                                                                    Exhibit 21.1

                             NEN Life Sciences, Inc.

                              List of Subsidiaries

Subsidiary                                          Jurisdiction of Organization

NEN Life Science Products, Inc.                     Delaware
NEN Life Science Products - Belgium NV              Belgium
NEN Life Science Products - UK Limited              United Kingdom
NEN Life Science Products A.G.                      Switzerland
NEN Life Science Products GmbH                      Germany
Receptor Biology Inc.                               Delaware
Receptor Biology UK                                 United Kingdom
NEN Life Science Products - France S.A.             France
NEN Life Science Products Italy S.R.L.              Italy
Advanced Bioconcept, Inc.                           Delaware
Advanced Bioconcept Company                         Nova Scotia
NEN Life Science Products Netherlands B.V.          Netherlands
NEN Life Science Products (Bermuda) Ltd.            Bermuda